ARTICLES OF AMENDMENT
                                  TO
                       ARTICLES OF INCORPORATION
                                  OF

                        C.N.W. OF ORLANDO, INC.
                        -----------------------
                           (present name)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation


FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

                              ARTICLE I
                            CORPORATE NAME


           "The name of the Corporation shall be GlobalNetCare, Inc."


SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment is not contained in the amendment itself, are as follows:

           N/A


THIRD:     The date of each amendment's adoption: December 22, 1998
                                                  -----------------
                              to be effective 1/14/99


FOURTH:    Adoption of Amendment(s) (CHECK ONE)

     [ ] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

     [ ] The amendment(s) was/were approved by the shareholders through voting groups.

     The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

           "The number of votes cast for the amendment(s) was/were sufficient for approval by
                           ------------------------------------------------."
                               voting group

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     [x]   The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

     [ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

           Signed this 23rd day of December, 1998.

Signature  /S/ Patrick Power
           ---------------------------------------------------------------
          (By the Chairman or Vice Chairman of the Board of Directors, President or other officer if adopted by the shareholder)

                                  OR

                (By a director if adopted by the directors)

                                  OR

            (By an incorporator if adopted by the incorporators)

                              Patrick Power
                   -------------------------------------
                         Typed or printed name

                                DIRECTOR
                   -------------------------------------
                                 Title

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